Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 4 to Registration Statement No. 333-259188 on Form S-1 of our report dated June 16, 2021 (July 23, 2021 as to the effects of the immaterial restatement discussed in Note 2), relating to the financial statements of Allbirds, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

October 25, 2021